UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2007
MAD CATZ INTERACTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7480 Mission Valley Road, Suite 101
San Diego, California 92108
(Address of Principal Executive Offices)

(619) 683-9830
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 30, 2007, the Board of Directors of Mad Catz Interactive, Inc. (the “Company”) appointed John DeRuig as director of the Company. Mr. DeRuig will serve until the 2008 Annual Meeting of Shareholders and until his successor is duly elected and qualified. Mr. DeRuig has not been appointed to any committees of the Board of Directors.
     There is no arrangement or understanding between Mr. DeRuig and any other person pursuant to which Mr. DeRuig was selected to serve as a director of the Company, nor does Mr. DeRuig have a family relationship with any director, executive officer or person nominated as such of the Company.
     Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. DeRuig, or members of his immediate family, had or will have a direct or indirect material interest. In connection with his appointment to the Company’s Board of Directors, on November 30, 2007 Mr. DeRuig was granted an option to purchase 100,000 shares of the Company’s common stock at an exercise price equal to $1.19 per share pursuant to the terms of the Company’s 2007 Stock Option Plan.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

99.1	Press Release, dated December 5, 2007, issued by Mad Catz Interactive, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2007	MAD CATZ INTERACTIVE, INC.
	By:	/s/ Stewart Halpern
		Name:	Stewart Halpern
Its: Chief Financial Officer